SUPPLEMENTAL INFORMATION

FOR THE THREE MONTHS ENDED MARCH 31, 2018

BASIS OF PRESENTATION

GENERAL INFORMATION
Unless the context indicates otherwise, references in the accompanying financial information (this "Supplemental") to the "Corporation" refer to GGP Inc. and references to "GGP" or the "Company" refer to the Corporation, its direct and indirect subsidiaries, and consolidated and unconsolidated entities. Additionally, where reference is made to "GAAP", this refers to accounting principles generally accepted in the United States of America.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION
The Company has presented information on its consolidated and unconsolidated properties ("Proportionate" or "at share") in certain schedules included within this Supplemental. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company's unconsolidated property operations that are owned through investments accounted for under the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, this information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

NON-GAAP MEASURES
For full discussion of the definitions, purpose and use of non-GAAP financial measures see “Non-GAAP Supplemental Financial Measures and Definitions” on pages ER5 to ER7.

This Supplemental makes reference to company same store net operating income (“Company Same Store NOI”), earnings before interest, taxes, depreciation and amortization ("EBITDA"), and funds from operations (“FFO”). Company Same Store NOI is defined as income from operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses, excluding full or partial reductions in ownership as a result of sales or other transactions ("Sold Interests"), periodic effects of full or partial acquisitions of properties and certain redevelopments. EBITDA is defined as NOI (Company Same Store plus Company Non-Same Store NOI) less certain property management and administrative expenses, net of management fees and other operational items. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, less preferred unit distributions and preferred stock dividends, plus real estate related depreciation and amortization including adjustments for unconsolidated entities. NOI, EBITDA and FFO are presented in the Supplemental on a Proportionate basis, which includes GGP’s share of consolidated and unconsolidated properties. As GGP conducts substantially all of its business through GGP Operating Partnership, LP, and through GGP Limited Partnership and GGP Nimbus, LP (collectively the “Operating Partnerships”, which are 99% owned by GGP) and since the limited common units of the Operating Partnerships are included in total diluted weighted average FFO per share amounts, all FFO amounts in this Supplemental reflect the FFO of the Operating Partnerships.

In order to present GGP's operations in a manner GGP believes is the most relevant to its operations, Company NOI, Company EBITDA, and Company FFO have been presented to exclude certain revenues and expenses. Company Same Store NOI is presented to exclude the periodic effects of full or partial acquisitions of properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. Company NOI, EBITDA, FFO and derivations thereof, are not alternatives to GAAP operating income or net income attributable to common stockholders. For reference, as an aid in understanding management's computation of Company NOI, EBITDA, and FFO, a reconciliation of Company NOI to consolidated operating income, Company EBITDA, and Company FFO to net income in accordance with GAAP has been included in the "Reconciliation of GAAP to Non-GAAP Financial Measures" schedule.

TABLE OF CONTENTS

	Page		Page

Earnings Press Release	ER1-7	Asset Transactions:
		Summary of Asset Transactions	15
GAAP Financial Statements:
GAAP Overview	1	Portfolio Operating Metrics:
Consolidated Balance Sheets	2	Key Operating Performance Indicators	16
Consolidated Statements of Income	3	Signed Leases All Less Anchors	17
		Lease Expiration Schedule and Top Ten Tenants	18
Non-GAAP Proportionate Financial Information:		Property Schedule	19-25
Proportionate Overview	4
Proportionate Assets, Liabilities, and Equity	5	Miscellaneous:
Company NOI, EBITDA and FFO	6	Capital Information	26
Reconciliation of GAAP to Non-GAAP Financial Measures	7-9	Change in Total Common and Equivalent Shares	27
		Development Summary	28
Debt:		Proportionate Capital Expenditures	29
Summary, at Share	10	Corporate Information	30
Detail, at Share	11-14	Glossary of Terms	31

This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons. Readers are referred to the documents filed by GGP Inc. with the U.S. Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this Supplemental. The Company disclaims any obligation to update or revise any forward-looking statements.

SELECT SCHEDULE DEFINITIONS

Page	Schedule	Description
Non-GAAP Proportionate Financial Information:
4	Proportionate Overview	Summary of Company NOI, Same Store NOI, Company EBITDA and Company FFO on a proportionate basis.
5	Proportionate Assets, Liabilities and Equity
Provides the adjustments for noncontrolling interests and the Company's proportionate share of assets, liabilities and equity related to investments accounted for under the equity method to calculate the Company's proportionate share.

6	Company NOI, Company EBITDA and Company FFO
For the three months ended March 31, 2018 and 2017, provides the Company's proportionate share of revenues and expenses related to noncontrolling interests and investments accounted for under the equity method to calculate the Company's proportionate share. Company NOI, Company EBITDA and Company FFO include certain adjustments as defined on page 6.

Same Store Portfolio Operating Metrics:
16	Key Operating Performance Indicators	Certain retail properties operating measures presented on a comparable basis. See Glossary of Terms for detailed descriptions.
19-25	Property Schedule
By Property, gross leasable area detail, including:
Key tenant listing
Ownership percentage
Gross leasable area by space type (mall, anchor, strip center, office)
Percentage leased

See Glossary of Terms for detailed descriptions.

GGP REPORTS FIRST QUARTER 2018 RESULTS
AND DECLARES SECOND QUARTER DIVIDEND

Chicago, Illinois, May 3, 2018 - GGP Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three months ended March 31, 2018.

GAAP Operating Results

•
For the three months ended March 31, 2018, net income attributable to GGP was $64.0 million, or $0.06 per diluted share, as compared to $107.2 million, or $0.11 per diluted share, in the prior year period.

•	Net income attributable to GGP decreased 40.2% from the prior year period primarily due to the impairment of one property in the first quarter of 2018.

•	The Company declared a second quarter common stock dividend of $0.22 per share.

Company Operating Results1

•
For the three months ended March 31,2018, Company Same Store Net Operating Income (“Company Same Store NOI”), as adjusted, was $544.4 million, as compared to $548.8 million in the prior year period, a decrease of 0.8%.[2]

•	For the three months ended March 31, 2018, Company Net Operating Income (“Company NOI”), as adjusted, was $557.7 million, as compared to $561.3 million in the prior year period, a decrease of 0.6%.[2]

•
For the three months ended March 31, 2018, Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”), as adjusted, was $521.0 million, as compared to $524.5 million in the prior year period, a decrease of 0.7%.[2]

•
For the three months ended March 31, 2018, Company Funds From Operations (“Company FFO”) was $338.1 million, or $0.35 per diluted share, as compared to $346.2 million, or $0.36 per diluted share, in the prior year period.

Company Operating Metrics

•	Same Store occupied and leased percentages were 94.3% and 95.3% at quarter end, respectively.

•	Initial NOI weighted rental rates for signed leases that have commenced in the trailing twelve months on a suite-to-suite basis increased 13.4% when compared to the rental rate for expiring leases.

•	As of March 31, 2018, the Company has executed or approved leases representing 8.2 million square feet with 2018 commencements.

•	For the trailing twelve months, NOI weighted tenant sales per square foot (<10K sf) were $733, an increase of 3.5% over the prior year.

•	Tenant sales (all less anchors) increased 0.9% on a trailing twelve months basis, and excluding apparel sales increased 2.5%.

•	Tenant sales (all less anchors) increased 7.7% on a quarter over quarter basis, and excluding apparel sales increased 9.4%.

________________________________________________________________________________________________________________________________________

1.
See “Non-GAAP Supplemental Financing Measures and Definitions” on page ER5 for a discussion of non-GAAP financial measures used in this release. This discussion includes the definitions of Proportionate or At Share Basis, Net Operating Income (“NOI”), Company NOI, Company Same Store NOI, Earnings Before Interest Expense, Income Tax, Depreciation and Amortization (“EBITDA”), Company EBITDA, Funds from Operations (“FFO”) and Company FFO, and a reconciliation of non-GAAP financial measures to GAAP financial measures.

2.	See Supplemental Information page 4 for items included as adjustments.

ER1

Management Commentary
The first quarter 2018 Company FFO of $0.35 cents per share was in line with Company expectations. As highlighted on the fourth quarter 2017 earnings call, certain beneficial events that occurred in 2017 had an impact on our 2018 Company FFO including the Company’s success in nearly selling out the Ala Moana condo project, the de-risking of the balance sheet by satisfying certain partner loans, and the repatriation of Brazilian cash deposits. These items, together with an increased share count in 2018 had a negative year-over-year impact on first quarter 2018 Company FFO per share of approximately two cents.

Total same store revenues were relatively flat in the first quarter with gains in permanent revenues and business development income offset by reduced lease termination income and other non-recurring revenue. Same store expenses were 3.4% higher due to a timing related increase in operating expenses and an increase in real estate taxes. The Company anticipated the first quarter increase in operating expenses and expects an offsetting savings for the balance of 2018.

Company EBITDA, as adjusted, was down 0.7% with the decline in Same Store NOI and management fees partially offset by reduced General and Administrative expense and an increase in Non-Same Store NOI related to 2017 transaction activity. Management’s views with respect to Company Same Store NOI and Company EBITDA remain consistent with management’s prepared comments on the 2017 fourth quarter earnings call.

The Company’s first quarter operating and leasing metrics are reflective of the 4.6% increase in rolling 12 months U.S. retail sales (excluding auto) through the end of March 2018 (U.S. Census Bureau). Tenant sales are up 7.7% quarter-over-quarter (9.4% excluding apparel) with gains in eight out of the nine categories tracked by the Company. NOI weighted sales per square foot for the trailing 12 months increased 3.5% to $733, and NOI weighted spreads for the trailing twelve months were 13.4%.

Demand for space remains strong with the Company executing or approving leases for 8.2 million square feet of space, which represents over 80% of its 2018 leasing goal. A few of the more notable leasing transactions include the addition of Louis Vuitton and Tiffany to Kenwood Mall in Cincinnati, Ohio. The relocation of these tenants from Cincinnati’s CBD is a living example that for many communities the mall serves as the primary hub for shopping, dining, and entertainment. The Company recently executed a lease with Roots to occupy 11,448 square feet at 605 N. Michigan Avenue in Chicago, Illinois. Also, in addition to recently opened stores at Fashion Place Mall in Murray, Utah, and at Staten Island Mall in Staten Island, New York, Zara is set to open a store at Alderwood Mall in Lynnwood, Washington, prior to the 2018 winter holiday season and expand its existing store at Perimeter Mall in Atlanta, Georgia, prior to the 2019 winter holiday season.

Turning to our redevelopment and big box activity, the Company is pleased to announce that the Staten Island Mall expansion is officially open to the public with Zara as the first tenant to open on April 26. On April 28, the new two-level 194,558 square foot Wegman’s opened at Natick Mall to a tremendous customer response, which validates the Company’s thesis that best-in-class grocers will migrate to the mall. The Company welcomes the new 50,020 square foot Dick’s Sporting Goods at Town East Center in Mesquite, Texas, the new 25,740 square foot TJ Maxx at Prince Kuhio Plaza in Hilo, Hawaii, and the new 46,758 square foot Dave & Buster’s at Willowbrook in Wayne, New Jersey.

GGP continues to upgrade its tenant composition and the customer experience by investing in recaptured anchor boxes at attractive returns. Of the 13 Bon Ton closures impacting GGP, seven of them are the subject of active backfill negotiations or redevelopment planning with the remaining six having negligible impact on the respective center. Densification and diversification are growing priorities in the portfolio, and to date, the Company has received executed letters of intent or is in active planning and/or negotiations to add up to 3,000 residential units across eight different shopping centers.

On the balance sheet front, and subsequent to the end of first quarter 2018, GGP received an investment grade rating from S&P of BBB- and a rating of Ba2 from Moody’s.

ER2

Investment Activities
Development
The Company’s development and redevelopment activities total $1.5 billion, of which approximately $1.4 billion is under construction and $0.1 billion is in the pipeline. The SoNo Collection in Norwalk, Connecticut, development continues on plan toward its late 2019 grand opening, and is over 60% leased. In addition, as described above, the Staten Island Mall expansion is near completion with the first store having opened to the public April 26, 2018.

Transactions
In the first quarter, the Company acquired a 50% interest in the Northbrook Court Macy’s box in Northbrook, Illinois for a purchase price of $12.5 million at share with the intention to reposition the box and improve the customer experience.

In the first quarter, the Company completed the sale of a 49.49% joint venture interest in the Sears box at Oakbrook Center in Oak Brook, Illinois, for a sales price of $44.7 million. The recapture of the Sears box allows the addition of Lifetime Fitness, Lands’ End, and LL Bean.

Financing Activities
Subsequent to first quarter, the Company obtained a new $500 million fixed rate loan at Ala Moana Center with term to maturity of five years and an interest rate of 3.80% and repaid its existing variable rate construction loan.

Dividends
On May 3, 2018, the Company’s Board of Directors declared a second quarter common stock dividend of $0.22 per share payable on July 31, 2018, to stockholders of record on July 13, 2018.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on July 2, 2018, to stockholders of record on June 15, 2018.

GGP Brookfield Proposal
On March 26, 2018, the Company announced that it had reached an agreement with Brookfield Property Partners, L.P. (“BPY”), among other things, for BPY to acquire all of the Company’s outstanding shares of common stock, other than those that BPY and its affiliates already own. The proposed transaction provides for consideration per GGP share of up to $23.50 in cash or a choice of either one BPY limited partnership unit or one newly created BPY U.S. REIT share (“BPR”), subject to proration, based on aggregate cash consideration of $9.25 billion. BPR shareholders will have the right to exchange each BPR share for one BPY unit or the cash equivalent of one BPY unit at the election of BPY. The transaction is still subject to approval by holders of at least two-thirds of GGP shares and holders of a majority of GGP shares held by non-Brookfield-affiliated holders.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the U.S. Securities and Exchange Commission as an exhibit on Form 8-K.

ER3

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the U.S Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at http://investor.ggp.com/ from time to time.

GGP Inc.
GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
VP Human Resources & Communications
(312) 960-5529
kevin.berry@ggp.com

ER4

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

ER5

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.
We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of full or partial acquisitions of properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.

ER6

EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) attributable to common stockholders and redeemable non-controlling common unit holders computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

ER7

GAAP Financial Statements

GAAP FINANCIAL OVERVIEW (In thousands, except per share )

	Three Months Ended
	March 31, 2018	March 31, 2017

Operating income	$147,529	$192,869

Net Income attributable to GGP	64,036	107,160
Diluted earnings per share attributable to GGP	$0.07	$0.11

Net income attributable to common stockholders	60,052	103,176
Diluted earnings per share attributable to common stockholders	$0.06	$0.11

Diluted weighted average number of shares outstanding	960,293	949,516

GAAP FINANCIAL STATEMENTS Consolidated Balance Sheets (In thousands)

	March 31, 2018	December 31, 2017

Assets:
Investment in real estate:
Land	$3,985,844	$4,013,874
Buildings and equipment	16,996,164	16,957,720
Less accumulated depreciation	(3,256,530)	(3,188,481)
Construction in progress	466,885	473,118
Net property and equipment	18,192,363	18,256,231
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,402,096	3,377,112
Net investment in real estate	21,594,459	21,633,343
Cash and cash equivalents	178,210	164,604
Accounts receivable, net	309,128	334,081
Notes receivable, net	423,617	417,558
Deferred expenses, net	280,697	284,512
Prepaid expenses and other assets	472,086	515,856
Total assets	$23,258,197	$23,349,954
Liabilities:
Mortgages, notes and loans payable	$12,928,483	$12,832,459
Investment in Unconsolidated Real Estate Affiliates	22,051	21,393
Accounts payable and accrued expenses	894,729	919,432
Dividend payable	223,284	219,508
Deferred tax liabilities	2,333	2,428
Junior Subordinated Notes	206,200	206,200
Total liabilities	14,277,080	14,201,420
Redeemable noncontrolling interests:
Preferred	52,256	52,256
Common	171,334	195,870
Total redeemable noncontrolling interests	223,590	248,126
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,416,527	8,553,618
Noncontrolling interests in consolidated real estate affiliates	47,072	55,379
Noncontrolling interests related to long-term incentive plan common units	51,886	49,369
Total equity	8,757,527	8,900,408
Total liabilities, redeemable noncontrolling interests and equity	$23,258,197	$23,349,954

GAAP FINANCIAL STATEMENTS Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended
	March 31, 2018	March 31, 2017
Revenues:
Minimum rents	$368,523	$349,013
Tenant recoveries	157,002	163,055
Overage rents	6,244	5,937
Management fees and other corporate revenues	25,766	28,143
Other	16,631	20,184
Total revenues	574,166	566,332
Expenses:
Real estate taxes	59,733	57,494
Property maintenance costs	14,713	14,975
Marketing	1,417	2,145
Other property operating costs	71,752	69,303
Provision for doubtful accounts	3,429	3,451
Property management and other costs	39,574	41,114
General and administrative	12,247	14,683
Provisions for impairment	38,379	—
Depreciation and amortization	185,393	170,298
Total expenses	426,637	373,463
Operating income	147,529	192,869
Interest and dividend income	9,148	17,936
Interest expense	(137,925)	(132,323)
Gain on foreign currency	—	3,183
Gain from changes in control of investment properties and other, net	12,664	—
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, and allocation to noncontrolling interests	31,416	81,665
Benefit from (provision for) income taxes	280	(4,510)
Equity in income of Unconsolidated Real Estate Affiliates	23,839	33,214
Unconsolidated Real Estate Affiliates - gain on investment	10,361	—
Net Income	65,896	110,369
Allocation to noncontrolling interests	(1,860)	(3,209)
Net income attributable to GGP	64,036	107,160
Preferred stock dividends	(3,984)	(3,984)
Net income attributable to common stockholders	$60,052	$103,176

Basic Earnings Per Share	$0.06	$0.12
Diluted Earnings Per Share	$0.06	$0.11

Non-GAAP Proportionate Financial Information

NON-GAAP PROPORTIONATE FINANCIAL OVERVIEW[1] (In thousands, except per share)

	Three Months Ended
	March 31, 2018	March 31, 2017	Percentage Change

Company Same Store NOI	$552,813	$559,854
Adjustments [2]	(8,370)	(11,006)
Company Same Store NOI- as adjusted	544,443	548,848	(0.8)%

Company NOI [4]	563,664	574,945
Adjustments [3]	(5,927)	(13,629)
Company NOI - as adjusted	557,737	561,316	(0.6)%

Company EBITDA [4]	526,944	538,128
Adjustments [5]	(5,927)	(13,629)
Company EBITDA - as adjusted	521,017	524,499	(0.7)%

Company FFO [6]	338,080	346,217
Company FFO per diluted share	$0.35	$0.36

FFO [7]	328,151	339,990
FFO per diluted share	$0.34	$0.36

Diluted weighted average number of Company shares outstanding	970,455	956,158

1 For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 7-9.
2 Excludes lease termination fees of $8.4 million and $11.0 million for the three months ended March 31, 2018 and 2017.
3 Adjustments include $5.9 million and $13.6 million condominium NOI for the three months ended March 31, 2018 and 2017, from Company NOI, respectively.
4 Company NOI and Company EBITDA exclude the periodic effects of Sold Interests. See Glossary of Terms on page 31.
5 Adjustments include $5.9 million and $13.6 million condominium NOI for the three months ended March 31, 2018 and 2017, from Company EBITDA, respectively.
6 Company FFO includes the periodic effects of Sold Interests. See Glossary of Terms on page 31.
7 FFO is presented in accordance with the NAREIT definition of FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Proportionate Assets, Liabilities and Equity[1] (In thousands)

	As of March 31, 2018		As of December 31, 2017
	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Noncontrolling Interests [2]	Unconsolidated Properties [2]

Assets:
Investment in real estate:
Land	$(70,929)	$2,214,726	$(72,099)	$2,193,287
Buildings and equipment	(176,396)	7,894,326	(181,791)	7,963,947
Less accumulated depreciation	28,455	(1,763,027)	28,126	(1,754,691)
Construction in progress	(66)	180,769	(1,184)	205,430
Net property and equipment	(218,936)	8,526,794	(226,948)	8,607,973
Investment in and loans to/from Unconsolidated Real Estate Affiliates	—	(3,371,613)	—	(3,346,629)
Net investment in real estate	(218,936)	5,155,181	(226,948)	5,261,344
Cash and cash equivalents	(5,295)	191,798	(4,552)	222,722
Accounts receivable, net	(3,274)	163,490	(3,588)	188,983
Notes receivable, net	407	6,785	334	6,743
Deferred expenses, net	(6,069)	211,368	(6,035)	204,245
Prepaid expenses and other assets	(8,030)	181,529	(8,829)	283,476
Total assets	$(241,197)	$5,910,151	$(249,618)	$6,167,513

Liabilities:
Mortgages, notes and loans payable	$(171,961)	$5,595,711	$(172,083)	$5,604,772
Investment in Unconsolidated Real Estate Affiliates	—	(22,051)	—	(21,393)
Accounts payable and accrued expenses	(22,164)	336,108	(22,156)	583,730
Dividend payable	—	—	—	—
Deferred tax liabilities	—	383	—	404
Junior Subordinated Notes	—	—	—	—
Total liabilities	(194,125)	5,910,151	(194,239)	6,167,513

Redeemable noncontrolling interests:
Preferred	—	—	—	—
Common	—	—	—	—
Total redeemable noncontrolling interests	—	—	—	—

Equity:
Preferred stock	—	—	—	—
Stockholders' equity	—	—	—	—
Noncontrolling interests in consolidated real estate affiliates	(47,072)	—	(55,379)	—
Noncontrolling interests related to Long-Term Incentive Plan Common Units	—	—	—	—
Total equity	(47,072)	—	(55,379)	—
Total liabilities, redeemable noncontrolling interests and equity	$(241,197)	$5,910,151	$(249,618)	$6,167,513
1 The Company's proportionate share of assets, liabilities and equity can be calculated using the consolidated information from page 2 combined with the columns above.
2 See Non-GAAP Supplemental Financial Measures and Definitions: Proportionate or At Share Basis on page ER5 for discussion on how this column is derived.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO[1] For the Three Months Ended March 31, 2018 and 2017 (In thousands)

	Three Months Ended March 31, 2018				Three Months Ended March 31, 2017
	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Sold Interests[3]	Adjustments [4]	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Sold Interests[3]	Adjustments[4]
Property revenues:
Minimum rents [5]	$(4,830)	$147,276	$(219)	$(874)	$(5,076)	$157,267	$(6,502)	$8,161
Tenant recoveries	(1,737)	60,858	(39)	—	(2,066)	62,212	(3,300)	—
Overage rents	(45)	3,132	—	—	(68)	3,085	(176)	—
Other revenue	(165)	7,467	(1)	—	(202)	6,349	(862)	—
Condominium sales	—	18,444	—	—	—	48,493	—	—
Total property revenues	(6,777)	237,177	(259)	(874)	(7,412)	277,406	(10,840)	8,161
Property operating expenses:
Real estate taxes	(714)	17,945	(14)	(1,490)	(751)	18,253	(1,185)	(1,491)
Property maintenance costs	(91)	5,502	1	—	(91)	5,734	(680)	—
Marketing	(13)	2,112	1	—	(18)	1,856	(153)	—
Other property operating costs	(709)	26,556	(16)	(769)	(826)	27,082	(2,889)	(789)
Provision for doubtful accounts	(12)	1,212	(8)	—	(6)	1,074	(453)	—
Condominium cost of sales	—	13,448	—	—	—	37,312	—	—
Total property operating expenses	(1,539)	66,775	(36)	(2,259)	(1,692)	91,311	(5,360)	(2,280)
NOI	$(5,238)	$170,402	$(223)	$1,385	$(5,720)	$186,095	$(5,480)	$10,441
Management fees and other corporate revenues	—	48	—	—	—	48	—	—
Property management and other costs [6]	200	(11,274)	27	—	227	(9,320)	104	—
General and administrative	—	(178)	—	512	—	(200)	(22)	—
EBITDA	$(5,038)	$158,998	$(196)	$1,897	$(5,493)	$176,623	$(5,398)	$10,441
Depreciation on non-income producing assets [7]	—	—	—	9,408	—	—	—	—
Investment income, net	375	5,315	—	(205)	363	(9,222)	—	(205)
Preferred unit distributions [8]	—	—	—	—	—	—	—	—
Preferred stock dividends	—	—	—	—	—	—	—	—
Interest expense:
Mark-to-market adjustments on debt	—	48	—	(1,156)	—	90	—	(1,211)
Interest on existing debt	1,930	(58,008)	(48)	—	2,100	(60,158)	3,981	—
(Gain) loss on foreign currency	—	—	—	—	—	—	—	(3,183)
Provision for income taxes	19	(99)	—	—	19	(139)	—	—
FFO from sold interests	—	—	244	(15)	—	—	1,417	385
FFO	$(2,714)	$106,254	$—	$9,929	$(3,011)	$107,194	$—	$6,227

1.	For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 7-9.

2.	See Non-GAAP Supplemental Financial Measures and Definitions: Proportionate or At Share Basis on page ER5 for discussion on how this column is derived.

3.	Sold interests include reclassification of operations related to full or partial reductions in ownership as a result of sales or other transactions.

4.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency, gain on debt extinguishment, and other items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

5.
Adjustments include amounts for straight-line rent of ($2,627) and $1,373 and above/below market lease amortization of $1,752 and $6,788 for the three months ended March 31, 2018 and 2017, respectively.

6.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

7.	Consolidated amounts for depreciation on non-income producing assets are $13,558 and $4,319 for the three months ended March 31, 2018 and 2017, respectively.

8.	Consolidated amounts for preferred unit distributions are $633 and $2,131 for the three months ended March 31, 2018 and 2017, respectively.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended
	March 31, 2018	March 31, 2017

Reconciliation of GAAP Operating Income to Company Same Store NOI
Operating Income	$147,529	$192,869
Gain on sales of investment properties [1]	(18)	(1,212)
Depreciation and amortization	185,393	170,298
Provision for impairment	38,379	—
General and administrative	12,247	14,683
Property management and other costs	39,574	41,114
Management fees and other corporate revenues	(25,766)	(28,143)
Consolidated Properties	397,338	389,609
Noncontrolling interest in NOI of Consolidated Properties [5]	(5,238)	(5,720)
NOI of sold interests [4,5]	(223)	(5,480)
Unconsolidated Properties [5]	170,402	186,095
Proportionate NOI	562,279	564,504
Company adjustments: [2]
Minimum rents [3]	(874)	8,161
Real estate taxes	1,490	1,491
Property operating expenses	769	789
Company NOI	563,664	574,945
Less Company Non-Same Store NOI	10,851	15,091
Company Same Store NOI	$552,813	$559,854
Reconciliation of GAAP Net Income Attributable to GGP to Company EBITDA
Net Income Attributable to GGP	$64,036	$107,160
Allocation to noncontrolling interests	1,860	3,209
Gain on sales of investment properties [1]	(18)	(1,212)
Gain from changes in control of investment properties and other	(12,664)	—
Unconsolidated Real Estate Affiliates - gain on investment	(10,361)	—
Equity in income of Unconsolidated Real Estate Affiliates	(23,839)	(33,214)
Provision for impairment	38,379	—
(Benefit from) provision for income taxes	(280)	4,510
Gain on foreign currency	—	(3,183)
Interest expense	137,925	132,323
Interest and dividend income	(9,148)	(17,936)
Depreciation and amortization	185,393	170,298
Consolidated Properties	371,283	361,955
Noncontrolling interest in EBITDA of Consolidated Properties	(5,038)	(5,493)
EBITDA of sold interests	(196)	(5,398)
Unconsolidated Properties	158,998	176,623
Proportionate EBITDA	525,047	527,687
Company adjustments: [2]
Minimum rents	(874)	8,161
Real estate taxes	1,490	1,491
Property operating costs	769	789
General and administrative	512	—
Company EBITDA	$526,944	$538,128

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended
	March 31, 2018	March 31, 2017

Reconciliation of GAAP Net Income Attributable to GGP to Company FFO
Net Income Attributable to GGP	$64,036	$107,160
Redeemable noncontrolling interests	694	830
Provision for impairment excluded from FFO	38,379	—
Noncontrolling interests in depreciation of Consolidated Properties	(2,196)	(2,776)
Gain on sales of investment properties [1]	(18)	(1,212)
Preferred stock dividends	(3,984)	(3,984)
Gain from changes in control of investment properties and other	(12,664)	—
Depreciation and amortization of capitalized real estate costs - Consolidated Properties	171,838	165,979
Depreciation and amortization of capitalized real estate costs - Unconsolidated Properties	72,066	73,993
FFO	328,151	339,990
Company adjustments: [2]
Minimum rents [3]	(874)	8,161
Real estate taxes	1,490	1,491
Property operating expenses	769	789
General and administrative	512	—
Depreciation on non-income producing assets	9,408	—
Investment income, net	(205)	(205)
Market rate adjustments	(1,156)	(1,211)
Gain on foreign currency	—	(3,183)
FFO from sold interests [4]	(15)	385
Company FFO	$338,080	$346,217

Reconciliation of GAAP Equity in Income of Unconsolidated Real Estate Affiliates to Equity in NOI of Unconsolidated Properties
Equity in income of Unconsolidated Real Estate Affiliates	$23,839	$33,214
Other, including gain on sales of investment properties	10,349	(13)
Depreciation and amortization of capitalized real estate costs	72,066	73,993
FFO of Unconsolidated Properties	106,254	107,194
Provision for income taxes	99	139
Net interest expense	52,645	69,290
EBITDA	158,998	176,623
General and administrative and provisions for impairment	178	200
Net property management fees and costs	11,226	9,272
Equity in NOI of Unconsolidated Properties:	$170,402	$186,095

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended
	March 31, 2018	March 31, 2017

Reconciliation of Net Income Attributable to GGP per diluted share to Company FFO per diluted share
Net Income Attributable to GGP per diluted share	$0.07	$0.11
Preferred stock dividends	(0.01)	—
Net income attributable to common stockholders per diluted share	0.06	0.11
Provision for impairment excluded from FFO	0.04	—
Gains from changes in control of investment properties and other	(0.01)	—
Depreciation and amortization of capitalized real estate costs	0.25	0.25
FFO per diluted share	0.34	0.36
Company adjustments: [2]
Minimum rents [3]	0.01	0.01
Gain on foreign currency	—	(0.01)
Company FFO per diluted share	$0.35	$0.36

1.	Amounts included in Consolidated GAAP other revenues but excluded from FFO.

2.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency, gain on extinguishment of debt, and other non-comparable items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

3.	Adjustments include amounts for straight-line rent of ($2,627) and $1,373 and above/below market lease amortization of $1,752 and $6,788 for the three months ended March 31, 2018 and 2017.

4.	Sold interests include reclassification of operations related to full or partial reductions in ownership as a result of sales or other transactions.

5.	Refer to pages 6 for NOI, EBITDA and FFO.

DEBT

DEBT Summary, at Share As of March 31, 2018 (In thousands)

				Maturities[1]
	Interest Rate	Proportionate Balance	Average Remaining Term (Years)	2018	2019	2020	2021	2022	2023	Subsequent	Total
Fixed Rate
Property Level Consolidated	4.41%	$10,235,376	4.8	$118,892	$493,457	$1,476,314	$1,368,776	$1,281,091	$1,545,566	$3,167,074	$9,451,170
Property Level Unconsolidated	4.22%	4,631,074	4.4	186,862	607,145	619,639	272,361	1,133,000	338,284	1,294,793	4,452,084
Total Fixed Rate	4.35%	$14,866,450	4.7	$305,754	$1,100,602	$2,095,953	$1,641,137	$2,414,091	$1,883,850	$4,461,867	$13,903,254

Variable Rate
Property Level Consolidated	3.69%	$2,401,259	2.3	$213,425	$725,402	$—	$1,403,757	$—	$—	$—	$2,342,584
Property Level Unconsolidated	4.61%	952,075	1.7	—	410,666	510,310	30,000	—	—	—	950,976
Junior Subordinated Notes Due 2036	3.22%	206,200	18.1	—	—	—	—	—	—	206,200	206,200
Corporate Revolver	2.99%	135,000	2.6	—	—	135,000	—	—	—	—	135,000
Total Variable Rate	3.88%	$3,694,534	3.1	$213,425	$1,136,068	$645,310	$1,433,757	$—	$—	$206,200	$3,634,760

Total	4.25%	$18,560,984	4.4	$519,179	$2,236,670	$2,741,263	$3,074,894	$2,414,091	$1,883,850	$4,668,067	$17,538,014
		Weighted average interest rate		3.77%	4.46%	4.15%	4.66%	4.61%	4.82%	4.53%

		Total Amortization		$146,266	$197,889	$195,253	$155,066	$123,888	$90,901	$113,707	$1,022,970

								Total Maturities and Amortization[2,3]			$18,560,984

1.	Assumes that all maturity extensions are exercised.

2.	Reconciliation to GGP Proportionate Mortgages, Notes, and Loans Payable:

Total Maturities and Amortization, from above	$18,560,984
Debt related to solar projects and other	43,046
Proportionate Portfolio Debt	18,604,030
Deferred financing costs, market rate adjustments and other, net	(45,597)
Junior Subordinated Notes Due 2036	(206,200)
Proportionate Mortgages, Notes and Loans Payable	18,352,233
GGP Share of Unconsolidated Real Estate Affiliates	(5,595,711)
Noncontrolling Interests	171,961
Consolidated GAAP Mortgages, Notes and Loans Payable	$12,928,483

3.    Reflects maturities and amortization for periods subsequent to March 31, 2018.

DEBT Detail, at Share[1] As of March 31, 2018 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2018	2019	2020	2021	2022	2023	Subsequent
Fixed Rate

Consolidated Property Level
The Gallery at Harborplace - Other	100%	$567	2018	$190	6.05%	No	$377	$—	$—	$—	$—	$—	$—
Hulen Mall	100%	119,944	2018	118,702	4.25%	No	1,242	—	—	—	—	—	—
Governor's Square	100%	67,326	2019	66,488	6.69%	No	838	—	—	—	—	—	—
Oak View Mall	100%	75,405	2019	74,467	6.69%	No	938	—	—	—	—	—	—
Coronado Center	100%	184,574	2019	180,278	3.50%	Yes - Partial	3,186	1,110	—	—	—	—	—
Park City Center	100%	176,574	2019	172,224	5.34%	No	2,735	1,615	—	—	—	—	—
Fashion Place	100%	226,730	2020	226,730	3.64%	No	—	—	—	—	—	—	—
Mall St. Matthews	100%	179,559	2020	170,305	2.72%	No	3,130	4,297	1,827	—	—	—	—
Town East Mall	100%	160,270	2020	160,270	3.57%	No	—	—	—	—	—	—	—
Tucson Mall	100%	246,000	2020	246,000	4.01%	No	—	—	—	—	—	—	—
Visalia Mall	100%	74,000	2020	74,000	3.71%	No	—	—	—	—	—	—	—
Tysons Galleria	100%	298,433	2020	282,081	4.06%	No	4,880	6,802	4,670	—	—	—	—
The Mall in Columbia	100%	333,985	2020	316,928	3.95%	No	5,121	7,067	4,869	—	—	—	—
Northridge Fashion Center	100%	223,070	2021	207,503	5.10%	No	3,639	5,129	5,369	1,430	—	—	—
Deerbrook Mall	100%	137,307	2021	127,934	5.25%	No	2,186	3,087	3,236	864	—	—	—
White Marsh Mall	100%	190,000	2021	190,000	3.66%	No	—	—	—	—	—	—	—
Park Place	100%	178,391	2021	165,815	5.18%	No	2,853	4,026	4,217	1,480	—	—	—
Providence Place	94%	323,877	2021	302,577	5.65%	No	4,797	6,813	7,162	2,528	—	—	—
Fox River Mall	100%	168,018	2021	156,373	5.46%	No	2,552	3,616	3,796	1,681	—	—	—
Oxmoor Center	94%	80,430	2021	74,781	5.37%	No	1,239	1,755	1,841	814	—	—	—
Rivertown Crossings	100%	151,836	2021	141,356	5.52%	No	2,295	3,254	3,417	1,514	—	—	—
Westlake Center - Land	100%	2,437	2021	2,437	12.90%	Yes - Full	—	—	—	—	—	—	—
Bellis Fair	100%	84,513	2022	77,060	5.23%	No	1,332	1,883	1,973	2,092	173	—	—
The Shoppes at Buckland Hills	100%	117,954	2022	107,820	5.19%	No	1,772	2,503	2,621	2,779	459	—	—
The Gallery at Harborplace	100%	74,710	2022	68,096	5.24%	No	1,100	1,555	1,628	1,728	603	—	—
The Streets at SouthPoint	94%	228,875	2022	207,909	4.36%	No	3,576	4,955	5,175	5,405	1,855	—	—
Spokane Valley Mall	100%	56,888	2022	51,312	4.65%	No	917	1,287	1,342	1,414	616	—	—
Greenwood Mall	100%	62,312	2022	57,469	4.19%	No	785	1,100	1,140	1,197	621	—	—
North Star Mall	100%	304,040	2022	270,113	3.93%	No	5,427	7,551	7,825	8,175	4,949	—	—
Coral Ridge Mall	100%	106,428	2022	98,394	5.71%	No	1,226	1,718	1,819	1,925	1,346	—	—
The Oaks Mall	100%	126,175	2022	112,842	4.55%	No	2,021	2,833	2,951	3,106	2,422	—	—
Westroads Mall	100%	142,515	2022	127,455	4.55%	No	2,284	3,200	3,333	3,508	2,735	—	—
Coastland Center	100%	116,544	2022	102,621	3.76%	No	2,104	2,922	3,023	3,152	2,722	—	—
Pecanland Mall	100%	85,109	2023	75,750	3.88%	No	1,307	1,819	1,882	1,967	2,045	339	—
Crossroads Center (MN)	100%	96,268	2023	83,026	3.25%	No	1,842	2,541	2,617	2,713	2,804	725	—
Cumberland Mall	100%	160,000	2023	160,000	3.67%	No	—	—	—	—	—	—	—
The Woodlands	100%	239,007	2023	207,057	5.04%	No	4,141	5,767	6,064	6,377	6,706	2,895	—
Meadows Mall	100%	145,206	2023	118,726	3.96%	No	3,435	4,770	4,950	5,168	5,379	2,778	—
Oglethorpe Mall	100%	150,000	2023	136,166	3.90%	No	1,059	2,648	2,739	2,865	2,981	1,542	—
Prince Kuhio Plaza	100%	41,210	2023	35,974	4.10%	No	675	942	977	1,023	1,067	552	—
Augusta Mall	100%	170,000	2023	170,000	4.36%	No	—	—	—	—	—	—	—
Staten Island Mall	100%	241,397	2023	206,942	4.77%	No	4,258	5,918	6,207	6,510	6,827	4,735	—
Stonestown Galleria	100%	180,000	2023	164,720	4.39%	No	462	2,871	2,979	3,137	3,279	2,552	—

DEBT Detail, at Share[1] As of March 31, 2018 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2018	2019	2020	2021	2022	2023	Subsequent
Boise Towne Square	100%	124,274	2023	106,372	4.79%	No	2,174	3,021	3,169	3,324	3,487	2,727	—
The Crossroads (MI)	100%	92,799	2023	80,833	4.42%	No	1,405	1,967	2,046	2,151	2,249	2,148	—
Jordan Creek Town Center	100%	204,321	2024	177,448	4.37%	No	3,106	4,348	4,520	4,749	4,963	5,187	—
Woodbridge Center	100%	246,636	2024	220,726	4.80%	No	2,808	3,964	4,128	4,367	4,584	4,812	1,247
The Maine Mall	100%	235,000	2024	235,000	4.66%	No	—	—	—	—	—	—	—
Baybrook Mall	100%	241,252	2024	212,423	5.52%	No	2,869	4,013	4,240	4,480	4,734	5,002	3,491
The Parks Mall at Arlington	100%	241,329	2024	212,687	5.57%	No	2,846	3,983	4,210	4,451	4,705	4,974	3,473
Beachwood Place	100%	216,085	2025	184,350	3.94%	No	3,039	4,194	4,362	4,537	4,719	4,908	5,976
Pembroke Lakes Mall	100%	260,000	2025	260,000	3.56%	No	—	—	—	—	—	—	—
Valley Plaza Mall	100%	240,000	2025	206,847	3.75%	No	3,167	4,410	4,556	4,757	4,941	5,132	6,190
Willowbrook Mall	100%	360,000	2025	360,000	3.55%	No	—	—	—	—	—	—	—
Boise Towne Plaza	100%	19,112	2025	16,006	4.13%	No	273	382	396	415	433	452	755
Paramus Park	100%	120,000	2025	120,000	4.07%	No	—	—	—	—	—	—	—
Glenbrook Square	100%	161,106	2025	137,791	4.27%	No	1,962	2,750	2,852	2,997	3,130	3,268	6,356
Peachtree Mall	100%	76,960	2025	59,269	3.94%	No	1,495	2,077	2,153	2,249	2,341	2,436	4,940
North Point Mall	100%	250,000	2026	218,205	4.54%	No	—	984	4,050	4,237	4,434	4,639	13,451
The Shops at La Cantera	75%	262,500	2027	262,500	3.60%	No	—	—	—	—	—	—	—
Mall of Louisiana	100%	325,000	2027	281,575	3.98%	No	—	—	1,815	5,633	5,864	6,106	24,007
Providence Place - Other	94%	31,118	2028	2,247	7.75%	No	1,826	1,740	1,878	2,027	2,188	2,872	16,340
Consolidated Property Level		$10,235,376		$9,451,170	4.41%		$108,701	$145,187	$146,024	$124,926	$102,361	$70,781	$86,226

Unconsolidated Property Level
Plaza Frontenac	55%	$28,600	2018	$28,600	3.04%	No	$—	$—	$—	$—	$—	$—	$—
Saint Louis Galleria	74%	158,262	2018	158,262	3.44%	No	—	—	—	—	—	—	—
The Grand Canal Shoppes	50%	313,125	2019	313,125	4.24%	No	—	—	—	—	—	—	—
First Colony Mall	50%	87,112	2019	84,321	4.50%	No	1,297	1,494	—	—	—	—	—
Natick Mall	50%	216,094	2019	209,699	4.60%	No	2,972	3,423	—	—	—	—	—
Oakbrook Center	48%	202,725	2020	202,725	3.66%	No	—	—	—	—	—	—	—
Christiana Mall	50%	113,282	2020	108,697	5.10%	No	1,352	1,913	1,320	—	—	—	—
Water Tower Place	47%	176,340	2020	171,026	4.34%	No	1,528	2,124	1,662	—	—	—	—
Kenwood Towne Centre	70%	145,998	2020	137,191	5.37%	No	2,338	3,306	3,163	—	—	—	—
Whaler's Village	50%	40,000	2021	40,000	5.42%	No	—	—	—	—	—	—	—
Shops at Merrick Park	55%	91,619	2021	85,797	5.73%	No	1,348	1,916	2,015	543	—	—	—
Willowbrook Mall (TX)	50%	95,605	2021	88,965	5.13%	No	1,550	2,188	2,291	611	—	—	—
Northbrook Court	50%	61,629	2021	56,811	4.25%	No	948	1,313	1,370	1,187	—	—	—
Fashion Show - Other	50%	1,651	2021	788	6.06%	Yes - Full	166	232	247	218	—	—	—
Ala Moana Center	63%	875,000	2022	875,000	4.23%	No	—	—	—	—	—	—	—
Florence Mall	50%	45,000	2022	45,000	4.15%	No	—	—	—	—	—	—	—
Clackamas Town Center	50%	108,000	2022	108,000	4.18%	No	—	—	—	—	—	—	—
Bridgewater Commons	35%	105,000	2022	105,000	3.34%	No	—	—	—	—	—	—	—
The Shoppes at River Crossing	50%	38,675	2023	35,026	3.75%	No	510	711	734	767	796	131	—
Carolina Place	50%	84,763	2023	75,542	3.84%	No	1,217	1,694	1,752	1,831	1,903	824	—
One Union Square	50%	25,000	2023	25,000	5.12%	No	—	—	—	—	—	—	—
Galleria at Tyler	50%	89,364	2023	76,716	5.05%	No	1,500	2,089	2,197	2,311	2,430	2,121	—
Park Meadows	35%	126,000	2023	126,000	4.60%	No	—	—	—	—	—	—	—

DEBT Detail, at Share[1] As of March 31, 2018 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2018	2019	2020	2021	2022	2023	Subsequent
Stonebriar Centre	50%	138,586	2024	120,886	4.05%	No	1,868	2,579	2,686	2,797	2,912	3,032	1,826
Fashion Show	50%	417,500	2024	417,500	4.03%	No	—	—	—	—	—	—	—
Pinnacle Hills Promenade	50%	57,630	2025	48,805	4.13%	No	856	1,195	1,240	1,299	1,355	1,413	1,467
Altamonte Mall	50%	80,000	2025	69,045	3.72%	No	1,062	1,478	1,526	1,593	1,654	1,718	1,924
Alderwood	50%	168,053	2025	138,693	3.48%	No	2,721	3,769	3,888	4,043	4,188	4,338	6,413
Towson Town Center	35%	113,761	2025	97,713	3.82%	No	680	2,093	2,175	2,259	2,347	2,438	4,056
Perimeter Mall	50%	137,500	2026	137,500	3.96%	No	—	—	—	—	—	—	—
Glendale Galleria	50%	215,000	2026	190,451	4.06%	No	—	—	922	3,785	3,942	4,105	11,795
Baybrook Expansion	53%	74,200	2027	74,200	3.77%	No	—	—	—	—	—	—	—
Unconsolidated Property Level		$4,631,074		$4,452,084	4.22%		$23,913	$33,517	$29,188	$23,244	$21,527	$20,120	$27,481

Total Fixed Rate Debt		$14,866,450		$13,903,254	4.35%		$132,614	$178,704	$175,212	$148,170	$123,888	$90,901	$113,707

Variable Rate

Consolidated Property Level
Columbia Mall	100%	$100,000	2018	$100,000	Libor + 175 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Market Place Shopping Center	100%	113,425	2018	113,425	Libor + 240 bps	No	—	—	—	—	—	—	—
Lynnhaven Mall	100%	235,000	2019	235,000	Libor + 185 bps	No	—	—	—	—	—	—	—
830 North Michigan	100%	85,000	2019	85,000	Libor + 160 bps	No	—	—	—	—	—	—	—
685 Fifth Avenue	97%	329,902	2019	329,902	Libor + 275 bps	No	—	—	—	—	—	—	—
Westlake Center	100%	42,500	2019	42,500	Libor + 230 bps	No	—	—	—	—	—	—	—
200 Lafayette	100%	33,000	2019	33,000	Libor + 250 bps	Yes - Partial	—	—	—	—	—	—	—
530 Fifth Avenue	90%	99,253	2021	99,253	Libor + 325 bps	No	—	—	—	—	—	—	—
Brass Mill Center [4]	100%	66,021	2021	63,179	Libor + 175 bps	Yes - Partial	644	905	960	333	—	—	—
Columbiana Centre [4]	100%	123,454	2021	118,140	Libor + 175 bps	Yes - Partial	1,204	1,691	1,796	623	—	—	—
Eastridge [4]	100%	42,940	2021	41,092	Libor + 175 bps	Yes - Partial	418	588	625	217	—	—	—
Four Seasons [4]	100%	30,955	2021	29,622	Libor + 175 bps	Yes - Partial	303	424	450	156	—	—	—
Grand Teton Mall [4]	100%	45,087	2021	43,147	Libor + 175 bps	Yes - Partial	439	618	656	227	—	—	—
Mayfair [4]	100%	345,133	2021	330,278	Libor + 175 bps	Yes - Partial	3,365	4,729	5,020	1,741	—	—	—
Mondawmin Mall [4]	100%	84,556	2021	80,916	Libor + 175 bps	Yes - Partial	824	1,159	1,230	427	—	—	—
North Town Mall [4]	100%	85,881	2021	82,184	Libor + 175 bps	Yes - Partial	838	1,177	1,249	433	—	—	—
Oakwood [4]	100%	70,422	2021	67,391	Libor + 175 bps	Yes - Partial	687	965	1,024	355	—	—	—
Oakwood Center [4]	100%	86,149	2021	82,441	Libor + 175 bps	Yes - Partial	840	1,180	1,253	435	—	—	—
Pioneer Place [4]	100%	126,137	2021	120,708	Libor + 175 bps	Yes - Partial	1,230	1,728	1,835	636	—	—	—
River Hills Mall [4]	100%	70,463	2021	67,430	Libor + 175 bps	Yes - Partial	687	965	1,025	356	—	—	—
Sooner Mall [4]	100%	71,330	2021	68,260	Libor + 175 bps	Yes - Partial	695	977	1,038	360	—	—	—
Southwest Plaza [4]	100%	114,651	2021	109,716	Libor + 175 bps	Yes - Partial	1,118	1,571	1,668	578	—	—	—
Consolidated Property Level		$2,401,259		$2,342,584	3.69%		$13,292	$18,677	$19,829	$6,877	$—	$—	$—

Unconsolidated Property Level
Ala Moana Construction Loan [5]	63%	$257,916	2019	$257,916	Libor + 175 bps	Yes - Partial	$—	$—	$—	$—	$—	$—	$—
Miami Design District	22%	143,661	2019	143,562	Libor + 250 bps	No	—	28	52	19	—	—	—
522 Fifth Avenue	10%	9,188	2019	9,188	Libor + 250 bps	No	—	—	—	—	—	—	—
Bayside Marketplace	12%	30,000	2020	30,000	Libor + 205 bps	No	—	—	—	—	—	—	—
730 Fifth Avenue [6]	37%	457,750	2020	457,750	Libor + 263 bps	No	—	—	—	—	—	—	—
The Shops at The Bravern	40%	23,560	2020	22,560	Libor + 225 bps	No	360	480	160	—	—	—	—
85 Fifth Avenue	50%	30,000	2021	30,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Unconsolidated Property Level		$952,075		$950,976	4.61%		$360	$508	$212	$19	$—	$—	$—

DEBT Detail, at Share[1] As of March 31, 2018 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2018	2019	2020	2021	2022	2023	Subsequent

Consolidated Corporate
Junior Subordinated Notes Due 2036	100%	$206,200	2036	$206,200	Libor + 145 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Corporate Revolver	100%	135,000	2020	135,000	Libor + 133 bps	Yes - Full	—	—	—	—	—	—	—
Consolidated Corporate		$341,200		$341,200	3.13%		$—	$—	$—	$—	$—	$—	$—

Total Variable Rate Debt		$3,694,534		$3,634,760	3.88%		$13,652	$19,185	$20,041	$6,896	$—	$—	$—

Total [7]		$18,560,984		$17,538,014	4.25%		$146,266	$197,889	$195,253	$155,066	$123,888	$90,901	$113,707

1.	Proportionate share for Consolidated Properties presented exclusive of non-controlling interests.

2.	Assumes that all maturity extensions are exercised.

3.	Total recourse to GGP or its subsidiaries of approximately $1.2 billion, excluding the corporate revolver.

4.	Properties provide mortgage collateral as guarantors for $1.4 billion corporate borrowing and are cross collateralized.

5.
Reflects the amount drawn as of March 31, 2018 on the $430.0 million construction loan ($268.8 million at share). Subsequent to March 31, 2018, the loan was repaid and replaced with a $500.0 million fixed rate with term to maturity of five years and an interest rate of 3.80%.

6.
Per the joint venture agreement approximately $915 million of the total property debt is associated with the retail units and approximately $335 million is associated with the upper units. GGP owns a 50% equity interest in the retail units, and as a result GPP's pro rata share of the property debt is approximately $458 million or 37%.

7.	Reflects amortization for the period subsequent to March 31, 2018.

Asset Transactions

ASSET TRANSACTIONS Summary of Asset Transactions For the Three Months Ended March 31, 2018 (In thousands)

Acquisitions
Closing Date		Property Name	Property Location	Ownership Acquired	Gross Purchase Price at Share [1]	Debt at Share	Net Equity at Share [1]

January 2018		Northbrook Court (Macy's Box)	Northbrook, IL	50.0%	12,500	—	12,500
	Total				$12,500	$—	$12,500

Dispositions
Closing Date		Property Name	Property Location	Sold Ownership %	Gross Proceeds at Share	Debt at Share	Net Proceeds at Share [1]

January 2018		Oakbrook Center (Sears box)	Oakbrook, IL	49.5%	44,700	—	44,700
	Total				$44,700	$—	$44,700

1.	Includes closing costs.

Portfolio Operating Metrics

SAME STORE PORTFOLIO OPERATING METRICS Key Operating Performance Indicators As of and for the Three Months Ended March 31, 2018 (GLA in thousands)

GLA Summary
	Number of Properties	Mall and Freestanding	Anchor (GGP Owned)	Anchor (Tenant Owned)	Total Retail Property	Strip Center	Office	Total	Total at Share [1]	% Leased
Consolidated Retail Properties	87	37,275	13,804	30,865	81,944	1,151	942	84,037	52,806	95.7%
Unconsolidated Retail Properties	37	18,489	5,073	13,016	36,579	457	1,432	38,468	12,479	94.4%
Same Store Retail Properties[2]	124	55,764	18,877	43,882	118,523	1,608	2,374	122,506	65,285	95.3%
Non-Same Store Retail Properties	1	10	—	—	10	—	—	10	—	—%
Total Retail Properties	125	55,774	18,877	43,882	118,533	1,608	2,374	122,516	65,285	95.3%

Non-Same Store Other Retail	1	256	—	—	256	—	—	256	90	99.5%
Total Real Estate	126	56,030	18,877	43,882	118,789	1,608	2,374	122,772	65,374	95.3%

Same Store Operating Metrics[2]

			In-Place Rent		Tenant Sales [3]		Occupancy Cost	NOI Weighted SPSF [4]	NOI Weighted Occupancy Cost [4]
March 31, 2018	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF	<10K SF	<10K SF
Consolidated Retail Properties	95.7%	94.7%	$66.12	$51.94	$514	$12,095	14.1%	$570	14.1%
Unconsolidated Retail Properties	94.4%	93.6%	102.66	82.11	805	9,307	13.2%	1,020	15.3%
Same Store Retail Properties	95.3%	94.3%	$78.74	$62.36	$611	$21,402	13.7%	$733	14.7%

			In-Place Rent		Tenant Sales [3]		Occupancy Cost	NOI Weighted SPSF [4]	NOI Weighted Occupancy Cost [4]
March 31, 2017	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF	<10K SF	<10K SF

Consolidated Retail Properties	96.0%	94.7%	$65.79	$52.39	$510	$12,166	14.2%	$563	14.2%
Unconsolidated Retail Properties	95.8%	94.8%	102.51	82.89	766	9,043	13.7%	968	15.7%
Same Store Retail Properties	95.9%	94.7%	$78.41	$62.93	$595	$21,209	14.0%	$708	15.0%

1.	Total GLA at Share includes assets at GGP ownership percentages and excludes tenant owned area.

2.	Same Store Metrics include all properties designated in the Property Schedule (pages 19-25) as "Total Same Store Retail Properties".

3.	Tenant Sales <10K SF is presented as Sales per square foot in dollars, and Tenant Sales All Less Anchors is presented as total sales volume in millions of dollars.

4.
These metrics are weighted based on the NOI contribution of the properties to provide a clearer picture of the quality of the portfolio. NOI weighted sales psf and NOI weighted occupancy cost for December 31, 2017, and December 31, 2016, as corrected, were $550 and 14.4% and $554 and 14.2% for consolidated retail properties, and $967 and 15.8% and $934 and 15.8% for unconsolidated retail properties, respectively. The total NOI weighted metrics for December 31, 2017, as presented remained unchanged.

SAME STORE PORTFOLIO OPERATING METRICS [1] Signed Leases All Less Anchors As of March 31, 2018

	Leasing Activity - All Leases

	Trailing 12 Commencements
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	1,912	6,354,964	6.6	$57.34	$61.17
Percent in Lieu/Gross	563	2,332,690	4.2	N/A	N/A
Total Leases	2,475	8,687,654	6.0	$57.34	$61.17

	SUITE TO SUITE - Lease Spread [2,3]

	New and Renewal Leases
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread		NOI Weighted Spread [4]
Trailing 12 Commencements	1,384	3,982,959	6.8	$60.13	$64.53	$53.30	$6.83	12.8%	$11.23	21.1%	13.4%

1.	Same Store Metrics include all properties designated in the Property Schedule (pages 19-25) as "Total Same Store Retail Properties".

2.	Represents signed leases that have commenced in the specified period compared to expiring rent for the prior tenant in the same suite. New suites are within 10,000 SF of the expiring suites.

3.	Represents leases where downtime between the new and previous tenant was less than 24 months.

4.	These metrics are weighted based on the NOI contribution of the properties to provide a clearer picture of the quality of the portfolio.

SAME STORE PORTFOLIO OPERATING METRICS [1] Lease Expiration Schedule and Top Ten Tenants

Lease Expiration Year	Number of Expiring Leases	Expiring GLA at 100% (in thousands)	Percent of Total	Expiring Rent (in thousands)	Expiring Rent ($psf)

Specialty Leasing	923	1,690	3.2%	$36,210	$21.43
2018	1,346	3,697	7.0%	240,074	64.94
2019	1,839	6,726	12.7%	372,334	55.36
2020	1,496	4,976	9.4%	284,344	57.15
2021	1,334	4,832	9.1%	314,364	65.06
2022	1,333	5,336	10.0%	308,299	57.77
2023	1,099	4,623	8.7%	313,641	67.84
2024	869	4,151	7.8%	314,738	75.83
2025	963	4,469	8.4%	376,771	84.31
2026	832	4,075	7.7%	303,236	74.41
Subsequent	1,457	8,565	16.1%	528,660	61.72
Total	13,491	53,140	100.0%	$3,392,672	$63.84
Vacant Space	1,005	2,624
Mall and Freestanding GLA	14,496	55,764

Top Ten Largest Tenants	Primary DBA	Percent of Minimum Rents, Tenant Recoveries and Other

L Brands, Inc	Victoria's Secret, Bath & Body Works, PINK, Henri Bendel	3.8%
Foot Locker, Inc	Footlocker, Champs Sports, Footaction USA, House of Hoops, SIX:02	3.0%
The Gap, Inc	Gap, Banana Republic, Old Navy, Athleta	2.5%
Forever 21 Retail, Inc	Forever 21, Riley Rose	2.2%
Abercrombie & Fitch Stores, Inc	Abercrombie, Abercrombie & Fitch, Hollister	1.7%
Signet Jewelers Limited	Zales, Gordon's, Kay, Jared	1.7%
Ascena Retail Group	Dress Barn, Justice, Lane Bryant, Maurices, Ann Taylor, Loft	1.6%
American Eagle Outfitters, Inc	American Eagle, Aerie, Martin + Osa	1.5%
Express, Inc	Express, Express Men	1.5%
Luxottica Group S.P.A.	Lenscrafters, Sunglass Hut, Pearle Vision	1.5%
Totals		20.9%

1.	Same Store metrics include all properties designated in property schedule (pages 19-25) as "Total Same Store Retail Properties".

PORTFOLIO OPERATING METRICS Property Schedule As of March 31, 2018

Property Name	Key Tenants	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Consolidated Retail Properties
200 Lafayette		100%	New York, NY	27,970	—	—	—	—	27,970	—%
218 W 57th Street		100%	New York, NY	35,304	—	—	—	—	35,304	100.0%
530 Fifth Avenue	Chase Bank, Duane Reade, Vans	90%	New York, NY	34,941	—	—	—	—	34,941	100.0%
605 North Michigan Avenue	Sephora, Chase Bank, Regus, Roots	100%	Chicago, IL	68,710	—	—	—	—	68,710	83.4%
685 Fifth Avenue	Coach, Stuart Weitzman, Tag Heuer	97%	New York, NY	23,575	—	—	—	85,615	109,190	100.0%
830 N. Michigan Ave.	Uniqlo, Topshop	100%	Chicago, IL	117,411	—	—	—	—	117,411	100.0%
Apache Mall	JCPenney, Macy's, Scheels	100%	Rochester, MN	411,061	206,326	162,790	—	—	780,177	94.4%
Augusta Mall	Dillard's, JCPenney, Macy's, Dick's Sporting Goods	100%	Augusta, GA	497,312	—	597,223	—	—	1,094,535	97.6%
Baybrook Mall	Dillard's, JCPenney, Lifetime Fitness, Macy's, Star Cinema Grill, Dick's Sporting Goods, Dave & Buster's	100%	Friendswood, TX	924,955	96,605	720,931	—	—	1,742,491	98.9%
Beachwood Place	Dillard's, Nordstrom, Saks Fifth Avenue	100%	Beachwood, OH	323,805	317,347	247,000	94,976	—	983,128	97.7%
Bellis Fair	JCPenney, Kohl's, Macy's, Target, Dick's Sporting Goods	100%	Bellingham, WA	398,760	100,400	237,910	—	—	737,070	86.6%
Boise Towne Square	Dillard's, JCPenney, Kohl's, Macy's, Nordstrom Rack	100%	Boise, ID	422,061	425,556	247,714	114,687	—	1,210,018	93.0%
Brass Mill Center	Burlington Stores, JCPenney, Macy's, Regal Cinemas	100%	Waterbury, CT	444,550	218,339	319,391	188,207	—	1,170,487	92.9%
Coastland Center	Dillard's, JCPenney, Macy's	100%	Naples, FL	333,784	275,719	314,671	—	—	924,174	94.6%
Columbia Mall	Dillard's, JCPenney, Target	100%	Columbia, MO	306,468	85,972	335,088	—	—	727,528	86.2%
Columbiana Centre	Belk, Dillard's, JCPenney, Dave & Buster's	100%	Columbia, SC	295,514	145,387	360,643	—	—	801,544	98.1%
Coral Ridge Mall	Best Buy, Dillard's, JCPenney, Target, Home Goods, Scheels, Ulta	100%	Coralville, IA	594,968	—	442,365	—	—	1,037,333	97.0%
Coronado Center	JCPenney, Kohl's, Macy's, Dick's Sporting Goods	100%	Albuquerque, NM	513,650	305,503	281,134	—	—	1,100,287	98.7%
Crossroads Center	JCPenney, Macy's, Target, Scheels	100%	St. Cloud, MN	377,698	294,167	229,275	—	—	901,140	96.1%
Cumberland Mall	Macy's, Costco	100%	Atlanta, GA	538,317	222,575	278,000	—	—	1,038,892	98.4%
Deerbrook Mall	AMC Theaters, Dillard's, JCPenney, Macy's, Dick's Sporting Goods	100%	Humble, TX	640,849	—	653,540	—	—	1,294,389	97.4%

PORTFOLIO OPERATING METRICS Property Schedule As of March 31, 2018

Property Name	Key Tenants	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Eastridge Mall	JCPenney, Macy's, Target, Dick's Sporting Goods	100%	Casper, WY	281,159	213,913	75,883	—	—	570,955	81.2%
Fashion Place	Dillard's, Nordstrom, Macy's	100%	Murray, UT	466,473	161,634	337,600	—	—	965,707	98.2%
Four Seasons Town Centre	Dillard's, JCPenney, Round 1 Bowling & Amusement	100%	Greensboro, NC	518,494	293,764	211,994	—	—	1,024,252	98.2%
Fox River Mall	JCPenney, Macy's, Target, Scheels	100%	Appleton, WI	597,899	30,000	564,914	—	—	1,192,813	95.5%
Glenbrook Square	JCPenney, Macy's	100%	Fort Wayne, IN	429,259	555,870	221,000	—	—	1,206,129	93.4%
Governor's Square	Dillard's, JCPenney, Macy's	100%	Tallahassee, FL	335,909	—	691,605	—	—	1,027,514	92.7%
Grand Teton Mall	Dillard's, JCPenney, Macy's, Ross Dress For Less	100%	Idaho Falls, ID	213,422	199,062	124,863	93,274	—	630,621	91.3%
Greenwood Mall	Dillard's, JCPenney, Belk	100%	Bowling Green, KY	418,872	278,253	150,800	—	—	847,925	95.5%
Hulen Mall	Dillard's, Macy's	100%	Ft. Worth, TX	392,433	—	596,570	—	—	989,003	95.4%
Jordan Creek Town Center	Dillard's, Von Maur, Century Theaters, Scheels	100%	West Des Moines, IA	737,902	155,856	197,760	259,214	—	1,350,732	97.0%
Lynnhaven Mall	Dillard's, JCPenney, Macy's, Dave & Buster's, AMC Theaters, Dick's Sporting Goods	100%	Virginia Beach, VA	647,351	150,434	380,958	—	—	1,178,743	96.8%
Mall Of Louisiana	Dillard's, JCPenney, Macy's, Nordstrom Rack, AMC Theaters, Dick's Sporting Goods	100%	Baton Rouge, LA	588,773	—	805,630	143,634	—	1,538,037	93.5%
Mall St. Matthews	Dillard's, JCPenney, Cinemark	100%	Louisville, KY	501,990	—	514,135	—	—	1,016,125	95.3%
Market Place Shopping Center	JCPenney, Macy's , Dick's Sporting Goods, Kohl's	100%	Champaign, IL	491,081	234,834	149,980	—	—	875,895	98.2%
Mayfair	Macy's, Nordstrom, AMC Theaters	100%	Wauwatosa, WI	636,743	288,596	360,407	—	310,763	1,596,509	98.3%
Meadows Mall	Curacao, Dillard's, JCPenney, Macy's	100%	Las Vegas, NV	308,188	—	636,853	—	—	945,041	90.6%
Mondawmin Mall	Ross Dress for Less, Marshalls, Shoppers Food & Pharmacy	100%	Baltimore, MD	387,815	—	—	—	73,918	461,733	97.7%
Neshaminy Mall	Barnes & Noble, Boscov's, AMC Theaters	100%	Bensalem, PA	383,549	416,031	218,150	—	—	1,017,730	95.5%
North Point Mall	Dillard's, JCPenney, Macy's, Von Maur, American Girl	100%	Alpharetta, GA	427,597	539,850	363,151	—	—	1,330,598	89.9%
North Star Mall	Dillard's, JCPenney, Macy's, Saks Fifth Avenue	100%	San Antonio, TX	517,996	207,196	522,126	—	—	1,247,318	98.2%
Northridge Fashion Center	JCPenney, Macy's, Pacific Theaters, Dick's Sporting Goods, Dave & Buster's	100%	Northridge, CA	670,322	267,933	556,510	—	—	1,494,765	97.2%
Northtown Mall	JCPenney, Kohl's, Macy's, Regal Cinemas	100%	Spokane, WA	437,363	242,117	242,392	—	—	921,872	95.6%
Oak View Mall	Dillard's, JCPenney	100%	Omaha, NE	247,262	149,326	454,860	—	—	851,448	85.8%

PORTFOLIO OPERATING METRICS Property Schedule As of March 31, 2018

Property Name	Key Tenants	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Oakwood Center	Dillard's, JCPenney, Dick's Sporting Goods	100%	Gretna, LA	393,562	182,394	331,634	—	—	907,590	97.1%
Oakwood Mall	JCPenney, Hobby Lobby, Scheels	100%	Eau Claire, WI	404,149	155,564	198,024	—	—	757,737	93.8%
Oglethorpe Mall	Belk, JCPenney, Macy's	100%	Savannah, GA	397,780	220,824	315,760	—	—	934,364	94.3%
Oxmoor Center	Macy's, Von Maur, Dick's Sporting Goods	94%	Louisville, KY	338,059	295,820	271,390	—	—	905,269	90.2%
Paramus Park	Macy's, Stew Leonard's	100%	Paramus, NJ	305,939	169,634	289,423	—	—	764,996	92.8%
Park City Center	Boscov's, JCPenney, Kohl's	100%	Lancaster, PA	525,306	514,917	384,980	—	7,264	1,432,467	97.0%
Park Place	Dillard's, Macy's, Century Theatres	100%	Tucson, AZ	471,192	—	581,457	—	—	1,052,649	95.2%
Peachtree Mall	Dillard's, JCPenney, Macy's, At Home	100%	Columbus, GA	385,737	221,539	201,076	—	12,600	820,952	94.8%
Pecanland Mall	Belk, Dillard's, JCPenney, Dick's Sporting Goods	100%	Monroe, LA	347,828	19,962	595,474	—	—	963,264	97.0%
Pembroke Lakes Mall	Dillard's, JCPenney, Macy's, AMC Theaters	100%	Pembroke Pines, FL	394,804	395,219	386,056	—	—	1,176,079	98.6%
Pioneer Place	We Work, Apple, H&M, Tiffany's, Zara, Louis Vuitton	100%	Portland, OR	328,474	—	—	—	—	328,474	93.7%
Prince Kuhio Plaza	Macy's, TJ Maxx	100%	Hilo, HI	252,871	124,547	61,873	—	—	439,291	91.2%
Providence Place	Macy's, Nordstrom, Providence Place Theater, Dave & Buster's	94%	Providence, RI	715,649	36,195	397,125	—	4,304	1,153,273	97.6%
Quail Springs Mall	Dillard's, JCPenney, Von Maur, Lifetime Fitness, AMC Theaters	100%	Oklahoma City, OK	451,202	160,000	359,896	—	—	971,098	90.8%
Ridgedale Center	JCPenney, Macy's, Nordstrom	100%	Minnetonka, MN	364,763	205,072	595,868	—	—	1,165,703	93.0%
Riverchase Galleria	Belk, JCPenney, Macy's, Von Maur	86%	Hoover, AL	538,568	330,032	610,026	—	—	1,478,626	96.5%
River Hills Mall	JCPenney, Target, Scheels	100%	Mankato, MN	372,912	189,559	174,383	—	—	736,854	94.0%
Rivertown Crossings	JCPenney, Kohl's, Macy's, Dick's Sporting Goods	100%	Grandville, MI	637,430	—	635,625	—	—	1,273,055	96.6%
Sooner Mall	Dillard's, JCPenney	100%	Norman, OK	243,145	129,823	137,082	—	—	510,050	89.0%
Southwest Plaza	Dillard's, JCPenney, Macy's, Target, Dick's Sporting Goods	100%	Littleton, CO	682,137	34,545	541,851	—	63,948	1,322,481	98.6%
Spokane Valley Mall	JCPenney, Macy's, Regal Cinemas, Nordstrom Rack, Dick's Sporting Goods	100%	Spokane, WA	351,650	126,243	251,366	138,002	—	867,261	93.1%
Staten Island Mall	Macy's, JCPenney, Primark, AMC Theaters, Dave & Buster's	100%	Staten Island, NY	677,211	190,441	466,922	83,151	—	1,417,725	97.8%

PORTFOLIO OPERATING METRICS Property Schedule As of March 31, 2018

Property Name	Key Tenants	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Stonestown Galleria	Nordstrom, Target, Regal Cinemas, Trader Joe's, Whole Foods	100%	San Francisco, CA	408,520	428,293	—	—	—	836,813	97.2%
The Crossroads	Burlington Stores, JCPenney, Macy's	100%	Portage, MI	277,231	—	502,961	—	—	780,192	92.7%
The Gallery at Harborplace	Victoria Secret, Footlocker, Forever 21	100%	Baltimore, MD	98,497	—	—	—	268,290	366,787	93.4%
The Maine Mall	Best Buy, JCPenney, Macy's, Round One Bowling & Amusement	100%	South Portland, ME	445,020	120,844	377,662	—	600	944,126	98.6%
The Mall in Columbia	JCPenney, Lord & Taylor, Macy's, Nordstrom, Main Event, Barnes & Noble, AMC Theaters	100%	Columbia, MD	627,046	351,168	449,000	—	—	1,427,214	96.6%
The Oaks Mall	Belk, Dillard's, JCPenney, Macy's	100%	Gainesville, FL	348,924	233,367	324,500	—	—	906,791	97.4%
The Parks Mall at Arlington	Dillard's, JCPenney, Macy's, Nordstrom Rack, Dick's Sporting Goods	100%	Arlington, TX	760,574	—	748,945	—	—	1,509,519	99.1%
The Shoppes at Buckland Hills	JCPenney, Macy's, Dick's Sporting Goods	100%	Manchester, CT	551,120	—	512,611	—	—	1,063,731	95.8%
The Shops at La Cantera	Dillard's, Macy's, Neiman Marcus, Nordstrom	75%	San Antonio, TX	623,645	—	627,597	—	73,063	1,324,305	97.1%
The Streets at Southpoint	Belk, JCPenney, Macy's, Nordstrom	94%	Durham, NC	599,983	—	726,347	—	—	1,326,330	98.4%
The Woodlands Mall	Dillard's, JCPenney, Macy's, Nordstrom, Dick's Sporting Goods	100%	Woodlands, TX	699,969	—	713,438	—	41,581	1,454,988	96.3%
Town East Mall	Dillard's, JCPenney, Macy's, Dick's Sporting Goods	100%	Mesquite, TX	413,862	—	809,386	—	—	1,223,248	97.4%
Tucson Mall	Dillard's, Dick's Sporting Goods, JCPenney, Macy's	100%	Tucson, AZ	579,521	—	641,458	35,905	—	1,256,884	94.6%
Tysons Galleria	Neiman Marcus, Saks Fifth Avenue	100%	McLean, VA	294,918	259,933	252,000	—	—	806,851	94.2%
Valley Plaza Mall	JCPenney, Macy's, Target	100%	Bakersfield, CA	548,869	364,792	292,176	—	—	1,205,837	99.3%
Visalia Mall	JCPenney, Macy's	100%	Visalia, CA	178,498	257,000	—	—	—	435,498	95.5%
Westlake Center	Saks Off Fifth, Nordstrom Rack	100%	Seattle, WA	131,826	—	—	—	—	131,826	98.6%
Westroads Mall	JCPenney, Von Maur, AMC Theaters, Dick's Sporting Goods	100%	Omaha, NE	530,990	—	529,036	—	—	1,060,026	96.1%
White Marsh Mall	JCPenney, Macy's, Boscov's, Macy's Home Store, Dave & Buster's	100%	Baltimore, MD	442,899	257,345	466,010	—	—	1,166,254	96.7%
Willowbrook	Bloomingdale's, Lord & Taylor, Macy's, Cinemark, Dave & Buster's	100%	Wayne, NJ	529,436	292,060	738,000	—	—	1,559,496	99.4%
Woodbridge Center	Boscov's, JCPenney, Lord & Taylor, Macy's, Dick's Sporting Goods	100%	Woodbridge, NJ	633,904	458,402	560,935	—	—	1,653,241	96.6%
Total Consolidated Retail Properties			Count: 87	37,275,135	13,804,099	30,865,169	1,151,050	941,946	84,037,399	95.7%

PORTFOLIO OPERATING METRICS Property Schedule As of March 31, 2018

Property Name	Key Tenants	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Unconsolidated Retail Properties
85 Fifth Avenue	Anthropologie	50%	New York, NY	12,946	—	—	—	—	12,946	100.0%
730 Fifth Avenue	Bulgari, Mikimoto, Piaget, Zenga	50%	New York, NY	25,475	—	—	—	32,672	58,147	100.0%
Ala Moana Center	Foodland Farms, Macy's, Neiman Marcus, Target, Bloomingdale's, Nordstrom	63%	Honolulu, HI	1,243,385	1,013,872	—	14,042	363,833	2,635,132	92.8%
Alderwood	JCPenney, Macy's, Nordstrom, Loews Cineplex	50%	Lynnwood, WA	584,981	—	528,219	39,007	—	1,152,207	97.7%
Altamonte Mall	Dillard's, JCPenney, Macy's, AMC Theaters	50%	Altamonte Springs, FL	474,039	366,602	311,946	—	—	1,152,587	98.6%
Bayside Marketplace		12%	Miami, FL	206,787	—	—	—	1,103	207,890	85.1%
Bridgewater Commons	Bloomingdale's, Lord & Taylor, Macy's, AMC Theaters	35%	Bridgewater, NJ	412,711	150,525	352,351	93,885	—	1,009,472	96.3%
Carolina Place	Belk, Dillard's, JCPenney, Dave & Buster's	50%	Pineville, NC	416,646	324,596	348,906	—	—	1,090,148	97.6%
Christiana Mall	JCPenney, Macy's, Nordstrom, Target, Cabela's, Cinemark	50%	Newark, DE	625,542	—	641,312	—	—	1,266,854	98.9%
Clackamas Town Center	JCPenney, Macy's, Nordstrom, Century Theatres, Dave & Buster's	50%	Happy Valley, OR	640,390	—	774,842	—	—	1,415,232	98.0%
Fashion Show	Dillard's, Macy's, Neiman Marcus, Nordstrom, Saks Fifth Avenue, Macy's Men, Dick's Sporting Goods	50%	Las Vegas, NV	844,547	271,635	761,653	—	—	1,877,835	98.1%
First Colony Mall	Dillard's, JCPenney, Macy's, AMC Theaters, Dick's Sporting Goods	50%	Sugar Land, TX	551,048	—	619,048	—	—	1,170,096	97.4%
Florence Mall	JCPenney, Macy's	50%	Florence, KY	378,177	—	552,407	—	—	930,584	88.5%
Galleria at Tyler	JCPenney, Macy's, Nordstrom, AMC Theaters	50%	Riverside, CA	558,922	—	468,208	—	—	1,027,130	98.4%
Glendale Galleria	Bloomingdale's, Dick's Sporting Goods, JCPenney, Macy's, Target, Gold's Gym	50%	Glendale, CA	507,988	305,000	525,000	—	138,243	1,476,231	97.4%
Kenwood Towne Centre	Dillard's, Macy's, Louis Vuitton, Nordstrom, Tiffany	50%	Cincinnati, OH	519,523	240,656	400,665	—	—	1,160,844	95.7%
Miami Design District	Bulgari, Fendi, Gucci, Hermes, Louis Vuitton, Prada, Valentino	22%	Miami, FL	769,141	—	—	—	75,837	844,978	65.7%
Mizner Park	Lord & Taylor, IPIC Theaters	47%	Boca Raton, FL	172,694	79,822	—	—	260,034	512,550	96.3%
Natick Mall	Lord & Taylor, Macy's, Neiman Marcus, Nordstrom, Wegman's	50%	Natick, MA	927,417	194,722	558,370	—	—	1,680,509	96.9%
Northbrook Court	Lord & Taylor, Neiman Marcus, AMC Theaters	50%	Northbrook, IL	477,617	406,000	130,277	—	—	1,013,894	92.8%

PORTFOLIO OPERATING METRICS Property Schedule As of March 31, 2018

Property Name	Key Tenants	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Oakbrook Center	Lord & Taylor, Macy's, Neiman Marcus, Nordstrom, Lifetime Fitness, KidZania, AMC Theatres	48%	Oak Brook, IL	1,157,732	606,081	467,863	—	232,159	2,463,835	95.6%
Otay Ranch Town Center	Macy's, AMC Theaters	50%	Chula Vista, CA	523,976	—	140,000	—	—	663,976	86.1%
Park Meadows	Dillard's, JCPenney, Macy's, Nordstrom, Dick's Sporting Goods	35%	Lone Tree, CO	747,617	—	823,000	—	—	1,570,617	97.5%
Perimeter Mall	Dillard's, Macy's, Nordstrom, Von Maur	50%	Atlanta, GA	493,215	222,056	831,218	—	—	1,546,489	95.9%
Pinnacle Hills Promenade	Dillard's, JCPenney, Malco Theatres, Dave & Buster's	50%	Rogers, AR	375,472	98,540	162,140	310,362	73,014	1,019,528	90.2%
Plaza Frontenac	Neiman Marcus, Saks Fifth Avenue	55%	St. Louis, MO	224,291	125,669	135,044	—	—	485,004	92.0%
Saint Louis Galleria	Dillard's, Macy's, Nordstrom	74%	St. Louis, MO	462,210	—	714,052	—	—	1,176,262	95.6%
Stonebriar Centre	Dillard's, JCPenney, Macy's, Nordstrom, AMC Theaters, Dick's Sporting Goods	50%	Frisco, TX	840,580	162,018	703,174	—	—	1,705,772	98.4%
The Grand Canal Shoppes	Barneys New York, Louis Vuitton, Tao Nightclub	50%	Las Vegas, NV	634,412	84,743	—	—	36,591	755,746	97.1%
The Shops at The Bravern	Neiman Marcus, Gucci, Hermes, Lifetime Fitness, Louis Vuitton	40%	Bellevue, WA	167,957	124,637	—	—	—	292,594	87.8%
The Shoppes at River Crossing	Belk, Dillard's, Dick's Sporting Goods	50%	Macon, GA	417,266	—	333,219	—	—	750,485	98.2%
Towson Town Center	Macy's, Nordstrom	35%	Towson, MD	602,933	—	419,129	—	—	1,022,062	92.3%
One Union Square	Bulgari, Moncler	50%	San Francisco, CA	22,208	—	—	—	19,507	41,715	100.0%
Shops at Merrick Park	Neiman Marcus, Nordstrom	55%	Coral Gables, FL	412,465	—	330,000	—	101,263	843,728	93.8%
Water Tower Place	Macy's, American Girl	47%	Chicago, IL	410,874	296,128	—	—	88,809	795,811	96.0%
Whaler's Village	Lululemon, Louis Vuitton	50%	Lahaina, HI	107,157	—	—	—	9,352	116,509	98.2%
Willowbrook Mall	Dillard's, JCPenney, Macy's, Dick's Sporting Goods	50%	Houston, TX	538,658	—	984,372	—	—	1,523,030	97.5%
Total Unconsolidated Retail Properties			Count: 37	18,488,999	5,073,302	13,016,415	457,296	1,432,417	38,468,429	94.4%
Total Same Store Retail Properties [2]			Count: 124	55,764,134	18,877,401	43,881,584	1,608,346	2,374,363	122,505,827	95.3%

PORTFOLIO OPERATING METRICS Property Schedule As of March 31, 2018

Property Name	Key Tenants	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Non-Same Store Retail Properties
522 Fifth Avenue		10%	New York, NY	9,893	—	—	—	—	9,893	N/A
Total Retail Properties			Count: 125	55,774,027	19,029,401	43,729,584	1,608,346	2,374,363	122,515,720	95.3%

Non-Same Store Other Retail
Shopping Leblon		35%	Rio de Janeiro, Brazil	256,045	—	—	—	—	256,045	99.5%
Total Non-Same Store & Other Retail			Count: 1	256,045	—	—	—	—	256,045	99.5%

1.	Excludes space under development.

2.	Refer to page 16 (Key Operating Performance Indicators).

Miscellaneous

MISCELLANEOUS Capital Information (In thousands, except per share amounts)

March 31, 2018

Closing common stock price per share	$20.46
52 Week High [1]	24.37
52 Week Low [1]	18.83

Portfolio Net Debt, At Share
Portfolio Debt
Fixed	$14,866,450
Variable	3,737,580
Proportionate Portfolio Debt	18,604,030
Less: Proportionate Cash and Cash Equivalents	(364,713)
Proportionate Portfolio Net Debt	$18,239,317

Portfolio Capitalization Data
Proportionate Portfolio Net Debt	$18,239,317
Preferred Securities:
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	486
Preferred Stock at 6.375%	250,000
Other Preferred Stock	360
Total Preferred Securities	$302,616

Common stock and Operating Partnership units outstanding at end of period [2]	$19,815,121
Total Market Capitalization at end of period	$38,357,054

1.	52-week pricing information includes the intra-day highs and lows.

2.
Amount calculated as outstanding shares at the end of the period multiplied by the closing share price plus outstanding partnership units multiplied by a conversion rate of approximately 1.04 multiplied by the closing share price.

MISCELLANEOUS Change in Total Common and Equivalent Shares

Rollforward of Shares to March 31, 2018	LTIP Units	Operating Partnership Units	Company Common Shares	Total Common Shares & Operating Partnership Units
			(In thousands)
Common Shares and Operating Partnership Units ("OP Units") Outstanding at December 31, 2017	1,720	8,054	956,983	966,757
DRIP	—	—	6	6
Issuance of stock for restricted stock grants, net of forfeitures and stock options exercised	(1)	—	1,252	1,251
Issuance of stock for employee stock purchase program	—	—	78	78
Common Shares and OP Units Outstanding at March 31, 2018	1,719	8,054	958,319	968,092

Common Shares issuable assuming exercise of in-the-money stock options [1]			1,881
Common Shares issuable assuming exchange of OP Units			10,162
Diluted Common Shares and OP Units Outstanding at March 31, 2018			970,362

	Three Months Ended
	March 31, 2018	March 31, 2017
	(In thousands)
Weighted average number of company shares outstanding	957,450	884,505
Weighted average number of stock options [2]	2,843	4,112
Weighted average number of GAAP dilutive warrants	—	60,899
Diluted weighted average number of Company shares outstanding - GAAP EPS	960,293	949,516

Weighted average number of common units	8,374	4,751
Weighted average number of LTIP Units	1,788	1,891
Diluted weighted average number of Company shares outstanding - FFO/Company FFO	970,455	956,158

1.	The options are included at net share settlement.

2.	The impact of the stock options are dilutive under GAAP and FFO in 2018 and 2017.

MISCELLANEOUS Development Summary

Property	Description	GGP's Total Projected Share of Cost	GGP's Investment to Date[1]	Expected Return on Investment[2]	Stabilized Year
Major Development Summary (in millions, at share unless otherwise noted)
Under Construction
New Property Development	Ground up development	$525	$178	7-9%	2020
Norwalk, CT

Staten Island Mall	Expansion	231	159	7-9%	2019
Staten Island, NY

Other Projects	Redevelopment projects at various properties	675	501	6-8%	2018

	Total Projects Under Construction	$1,431	$838

Projects in Pipeline
Other projects	Redevelopment projects at various properties	86	31	7-9%	TBD

	Total Projects in Pipeline	$86	$31

1.	Projected costs and investments to date exclude capitalized interest and overhead.

2.	Return on investment represents first year stabilized cash-on-cash return, based upon budgeted assumptions. Actual costs may vary.

MISCELLANEOUS Proportionate Capital Expenditures

Expenditures ($ in thousands)

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017

Operating capital expenditures [1]	$37,130	$36,836
Tenant allowances and capitalized leasing costs [2]	49,401	38,210
Total	$86,531	$75,046

1.	Reflects only non-tenant operating capital expenditures.

2.	Reflects tenant allowance on current operating properties.

MISCELLANEOUS Corporate Information

Stock Information
Common Stock
NYSE: GGP

6.375% Series A Cumulative Redeemable Perpetual Preferred Stock (Series A Preferred Stock)
NYSE: GGP PrA

Security	Quarter	Declaration Date	Record Date	Date Payable or Paid	Dividend per Share
Common Stock	Q2 2018	May 3, 2018	July 13, 2018	July 31, 2018	$0.2200
Common Stock	Q1 2018	February 7, 2018	April 13, 2018	April 30, 2018	$0.2200
Common Stock	Q4 2017	October 31, 2017	December 15, 2017	January 5, 2018	$0.2200
Common Stock	Q3 2017	August 2, 2017	October 13, 2017	October 31, 2017	$0.2200
Common Stock	Q2 2017	May 1, 2017	July 13, 2017	July 28, 2017	$0.2200
Series A Preferred Stock	Q2 2018	May 3, 2018	June 15, 2018	July 2, 2018	$0.3984
Series A Preferred Stock	Q1 2018	February 7, 2018	March 15, 2018	April 2, 2018	$0.3984
Series A Preferred Stock	Q4 2017	October 31, 2017	December 15, 2017	January 2, 2018	$0.3984
Series A Preferred Stock	Q3 2017	August 2, 2017	September 15, 2017	October 2, 2017	$0.3984
Series A Preferred Stock	Q2 2017	May 1, 2017	June 15, 2017	July 3, 2017	$0.3984

Investor Relations	Transfer Agent

Kevin Berry	American Stock Transfer & Trust Company, LLC
Executive Vice President, Human Resources & Communications	6201 15th Avenue
Phone (312) 960-5529	Brooklyn, NY 11219
kevin.berry@ggp.com	Phone: (866) 627-2643
Foreign Investor Line:
+1 718 921-8124

MISCELLANEOUS Glossary of Terms

Terms	Description
Gross Leasable Area (GLA)	Total gross leasable space at 100%.
Mall and Freestanding	Inline mall shop and outparcel retail locations (locations that are not attached to the primary complex of buildings that comprise a shopping center). Excludes anchor stores and development space.
Anchor/Traditional Anchor
Department stores whose merchandise appeals to a broad range of shoppers.  Anchors either own their stores, the land under them and adjacent parking areas, or enter into long-term leases at rates that are generally lower than the rents charged to mall store tenants.

Strip Center
An attached row of stores or service outlets managed as a coherent retail entity, with on-site parking usually located in front of the stores. Open canopies may connect the storefronts, but a strip center does not have enclosed walkways linking the stores.

Office	Leasable office space, either peripheral to a retail center or a stand-alone office building without a retail component.
Specialty Leasing	Temporary tenants on license agreements (as opposed to leases) with terms in excess of twelve months. License agreements are cancellable by the Company with 60 days notice.
Company Same Store NOI
Company NOI that excludes the periodic effects of full or partial acquisitions of properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company Same Store NOI once the transaction has closed.

Company Non-Same Store NOI	Includes the periodic effects of full or partial acquisitions of properties and certain redevelopments and other properties. See Property Schedule for full list of Non-Same Store properties.
Company NOI	Company Same Store NOI plus Company Non-Same Store NOI. Excludes full or partial reductions in ownership as a result of sales or other transactions.
Company EBITDA
Company NOI plus management fees and other corporate revenues, property management and other costs and general and administrative expense. Excludes reductions in ownership as a result of sales or other transactions.

Sold Interests	Full or partial reductions in ownership as a result of sales or other transactions, excluded from Company NOI and Company EBITDA, included in Company FFO.

Operating Metrics	Description
Leased
Leased area represents the sum of: (1) tenant occupied space under lease, (2) all leases signed for currently vacant space, and (3) tenants no longer occupying space, but still paying rent for all inline mall shop and outparcel retail locations, excluding anchors (Leased Area). Leased percentage is the Leased Area over the Mall and Freestanding Area.

Occupied
Occupied area represents the sum of: (1) tenant occupied space under lease, (2) tenants no longer occupying space, but still paying rent, and (3) tenants with a signed lease paying rent, but not yet opened for all inline mall shop and outparcel retail locations, excluding anchors (Occupied Area). Occupied percentage is the Occupied Area over the Mall and Freestanding Area.

<10K Sales PSF	Comparative rolling twelve month sales.
Tenant Sales	Comparative rolling twelve month sales.
Occupancy Cost	Ratio of total tenant charges to comparative sales for inline mall tenants that opened at less than 10,000 square feet.
In-Place Rent	Weighted average rental rate of mall stores as of a point in time. Rent is presented on a cash basis and consists of base minimum rent and common area costs.
Expiring Rent	Represents rent at the end of the lease consisting of base minimum rent and common area costs.
Initial Rent	Represents initial rent at the time of rent commencement consisting of base minimum rent and common area costs.
Average Rent	Represents average rent over the term consisting of base minimum rent and common area costs.
Initial Rent Spread	Dollar spread between Initial Rent and Expiring Rent.
Average Rent Spread	Dollar spread between Average Rent and Expiring Rent.